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                                                                      EXHIBIT 11

                             BACK YARD BURGERS, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                              THIRTEEN WEEKS
                                                                                   ENDED
                                                                                   -----
                                                                          APRIL 3,       APRIL 4,
                                                                            1999           1998
                                                                            ----           ----

Net income                                                                 $   42         $  165
                                                                           ======         ======


Weighted average number of common shares outstanding
  during the period                                                         4,600          4,370
                                                                           ======         ======

Basic income per share                                                     $  .01         $  .04
                                                                           ======         ======


Basic weighted average number of common shares
 outstanding during the period                                              4,600          4,370

Preferred shares convertible to common shares                                  23            205

Stock options                                                                  12             66
                                                                           ------         ------

                                                                            4,635          4,641
                                                                           ======         ======

Diluted income per share                                                   $  .01         $  .04
                                                                           ======         ======